FORM 10f-3

                              THE BLACKROCK FUNDS

                          Record of Securities Purchased
                    Under the Trust's Rule 10f-3 Procedures

1.   Name of Purchasing Portfolio:  EQ/Long Term Bond
Portfolio (AXA-LTB), BlackRock Balanced Capital
Portfolio (FI) (Ins - Series) (BCS_F), BlackRock Core
Bond Trust (BHK), BlackRock Income Opportunity Trust
(BNA-USD), BlackRock Preferred Opportunity Trust
(BPP), BlackRock Total Return Portfolio II (BR-CORE),
BlackRock Intermediate Bond Portfolio II (BR-INT),
BlackRock Long Duration Bond Portfolio (BR-LONG),
BlackRock Managed Income Portfolio (BR-MINC),
BlackRock Asset Allocation Portfolio (Fixed Income)
(BR_AA_FI), BlackRock Preferred and Equity Advantage
Trust - Preferred Sleeve (BTZ-PREF), BlackRock Total
Return V.I. Portfolio (Ins - Var Ser) (BVA-BF),
BlackRock Total Return Portfolio (Ins - Series) (BVA-
TR), BlackRock Balanced Capital VI Fund (FI) (BVI_F),
Diversified Investment Advisors Core Bond Fund (DIA-
CORE), BlackRock Enhanced Government Fund, Inc. (EGF),
Hirtle Callaghan & Co. Fixed Income II Portfolio
(HCIIX), Metropolitan Series BlackRock Bond Income
Portfolio (MET-BI), Metropolitan Series BlackRock
Diversified Portfolio (Core Bond) (METD_B), Master
Total Return Portfolio (MF-BOND), BlackRock Preferred
& Corporate Income Strategies Fund, Inc.( PSW),
BlackRock Preferred Income Strategies Fund, Inc.
(PSY), SEI Institutional International Trust
International Fixed Income Fund (SIT-IB), UBS PACE
Intermediate Fixed Income Investments (UBS-PACE)

2.   Issuer:   Citigroup Inc.

3.   Date of Purchase: 01/18/2008

4.   Underwriter from whom purchased:  Citigroup Global
Markets Inc.

5.   Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch, Pierce, Fenner & Smith
Incorporated; UBS Securities LLC as well with respect to UBS-PACE

     a.   List Members of Underwriting Syndicate:
Citigroup Global Markets Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Morgan Stanley
& Co. Incorporated, UBS Securities LLC, Wachovia
Capital Markets, LLC, Banc of America Securities
LLC, Barclays Capital Inc., Bear, Stearns & Co.
Inc., Credit Suisse Securities (USA) LLC, Deutsche
Bank Securities Inc., Goldman, Sachs & Co., Lehman
Brothers Inc., RBC Dain Rauscher Inc., Wells Fargo
Securities, LLC

6. Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (AXA-LTB) 89,500 shares out of 130,000,000; (BCS_F) 18,000 shares out of 130,000,000;
(BHK) 25,500 shares out of 130,000,000; (BNA-USD)
26,000 shares out of 130,000,000; (BPP) 200,000 shares
out of 130,000,000; (BR-CORE) 214,500 shares out of 130,000,000; (BR-INT) 60,000 shares out of
130,000,000; (BR-LONG) 4,500 shares out of
130,000,000; (BR-MINC) 52,500 shares out of
130,000,000; (BR_AA_FI) 13,500 shares out of
130,000,000;  (BTZ-PREF) 300,000 shares out of
130,000,000; (BVA-BF) 23,500 shares out of
130,000,000; (BVA-TR) 7,500 shares out of 130,000,000;
(BVI_F) 1,000 shares out of 130,000,000; (DIA-CORE)
142,500 shares out of 130,000,000; (EGF) 25,000 shares
out of 130,000,000; (HCIIX) 19,500 shares out of 130,000,000; (MET-BI) 110,500 shares out of
130,000,000; (METD_B) 48,000 shares out of
130,000,000; (MF-BOND) 281,500 shares out of
130,000,000; (PSW) 100,000 shares out of 130,000,000;
(PSY) 375,000 shares out of 130,000,000; (SIT-IB)
19,000 shares out of 130,000,000; (UBS-PACE) 33,000
shares out of 130,000,000.

7.   Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)):   5,000,000 shares
out of 130,000,000

8.   Purchase price (net of fees and expenses):  $25.00

9. Date offering commenced (if different from Date of Purchase):

10. Offering price at end of first day on which any sales were made: $25.00

11.   Have the following conditions been satisfied:
	                                                   Yes  No
      a.   The securities are part of an issue registered
           under the Securities Act of 1933, as amended,
           which is being offered to the public, or are Eligible
           Municipal
	     Securities, or are securities sold in an
           Eligible Foreign Offering or are securities sold in an
           Eligible            Rule 144A Offering or part of an
           issue of government securities.              _X_	 ___

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.		   _X_  ___

	c.	The underwriting was a firm commitment
		underwriting.				   _X_  ___

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.
                                                 _X_	 ___

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).
                                                _X_	___

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?	                        _X_	___




Approved:  Dan Chen
Date:      1/29/08



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